UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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MONOPAR THERAPEUTICS INC.
(Name of Registrant as Specified In Its Charter)

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MONOPAR THERAPEUTICS INC.

1000 Skokie Blvd., Suite 350
Wilmette, IL 60091

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2018
at 10:00am Central Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Monopar Therapeutics Inc., a Delaware corporation (the “Company”), which will be held on June 4, 2018, at 10:00am Central Time at the law offices of Baker Hostetler, 191 North Wacker Drive, Suite 3100, Chicago, IL 60606 (the “Annual Meeting”). Only stockholders who held stock at the close of business on the record date, April 19, 2018, may vote at the Annual Meeting, including any adjournment or postponement thereof.

At the Annual Meeting, you will be asked to consider and vote upon: (1) the election of six directors named herein to our Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified; and (2) the ratification of the selection of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. No other items of business are expected to be considered, and no other director nominees will be entertained, at the Annual Meeting.

The accompanying Information Statement more fully describes the details of the business to be conducted at the Annual Meeting. Proposal No. 1 relates solely to the election of the six directors nominated by the Board of Directors. Proposal No. 2 relates to the ratification of the selection of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each of the six director nominees and FOR the ratification of the selection of BPM LLP. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible during normal business hours for ten days prior to the meeting at our corporate headquarters at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091.

We are pleased to make use of the U.S. Securities and Exchange Commission (“SEC”) rules that allow companies to furnish information statements to their stockholders via the Internet. We believe the ability to deliver materials electronically allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact from the distribution of our Annual Meeting materials. The Information Statement and Annual Report on Form 10-K are available at www.monopartx.com in the “Annual Meeting” subsection of the “Investors” tab. You may contact us toll free at (888) 517-6366 or by email at info@monopartx.com in order to obtain directions to be able to attend the meeting and vote in person on the Proposals set forth in this Information Statement, or to request that a copy of the Information Statement and Annual Report be provided to you by paper or electronic mail. If you do not request that a copy of our Annual Meeting materials be sent to you prior to May 21, 2018, you will not receive a copy. We look forward to speaking with you at the Annual Meeting.

Sincerely,

/s/ Chandler D. Robinson

Chandler D. Robinson, MD MBA MSc
Chief Executive Officer and Director

April 20, 2018
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2018:

The Information Statement and Annual Report on Form 10-K for the year ended December 31, 2017 are available at monpartx.com in the “Annual Meeting” subsection of the “Investors” tab.

MONOPAR THERAPEUTICS INC.
1000 Skokie Blvd., Suite 350
Wilmette, IL 60091

INFORMATION STATEMENT FOR
2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2018
at 10:00am Central Time
at the Law Offices of Baker Hostetler
 191 North Wacker Drive, Suite 3100
 Chicago, IL 60606

GENERAL INFORMATION

                This Information Statement is furnished in connection with Monopar Therapeutics Inc.’s (“Monopar” or the “Company”) 2018 Annual Meeting of Stockholders, to be held on June 4, 2018, at 10:00am Central Time (the “Annual Meeting”) at the law offices of Baker Hostetler, 191 North Wacker Drive, Suite 3100, Chicago, IL 60606. The Notice regarding the Availability of Materials for the Annual Meeting of Stockholders (the “Notice”) containing instructions on how to access this Information Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”) is first being mailed on or about April 20, 2018 to all stockholders entitled to vote at the Annual Meeting. Pursuant to the rules promulgated by the SEC, we have elected to provide access to our Information Statement primarily by notifying you of the availability of our materials on the Internet, instead of mailing printed copies of those materials to stockholders. The Information Statement and Annual Report on Form 10-K are available at www.monopartx.com in the “Annual Meeting” subsection of the “Investors” tab. We will pay all of the costs of distributing this Information Statement.

The Notice instructs you as to how you may access and review important information contained in this Information Statement. If you receive a Notice by mail and would like to receive a printed copy of our Annual Meeting materials, you should follow the instructions for requesting such materials included in the Notice.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Shares Outstanding and Voting Rights

Only holders of record of our common stock at the close of business on April 19, 2018 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 9,291,420.614 shares of common stock were issued and outstanding.

Each share of common stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. Holders of common stock do not have the right to cumulative voting in the election of directors. The presence, in person or by proxy, of the holders of a majority of the outstanding shares on the Record Date will constitute a quorum for the transaction of business at our Annual Meeting and any postponement or adjournment thereof, though the Board may fix a new record date for purposes of a postponed or adjourned meeting.

The required vote for each of the proposals expected to be acted upon at the Annual Meeting and the treatment of abstentions under each proposal are described below:

Proposal No. 1 — Election of directors. Directors are elected by a plurality of the votes cast, with the six nominees obtaining the greatest number of affirmative votes being elected as directors. As a result, abstentions will have no effect on the vote outcome.

Agreement Regarding Election of Directors

The limited liability company agreement of TacticGem LLC (“TacticGem”), the majority stockholder of the Company, provides that CDR Pharma, LLC, the Manager of TacticGem, is required to vote TacticGem’s shares of our common stock to elect Tactic Pharma, LLC’s (“Tactic Pharma”) nominees to our Board plus one person designated by Gem Pharmaceuticals, LLC (“Gem”). Because TacticGem is the controlling stockholder, no additional stockholder votes are required in order to elect the director nominees. The Gem board nomination right terminates at such time as we achieve a listing on a national stock exchange (e.g. Nasdaq, the NYSE or similar national stock exchange).

Proposal No. 2 — Ratification of selection of independent registered public accounting firm. This proposal must be approved by a majority of the votes cast on the proposal (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” such proposal). As a result, abstentions will have no effect on the vote outcome.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nomination of Directors

Your vote is requested in favor of six nominees named herein to our Board of Directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of the Company, and each nominee's term expires at this annual meeting and when his or her successor is duly elected and qualified.

Our Amended and Restated Bylaws provide that the number of directors shall be fixed by the affirmative vote of the holders of a majority or more of the voting power of the Company. Our Board of Directors is currently fixed at six persons.

Directors typically are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly elected by our stockholders, or until his or her successor is duly elected and qualified.  Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve.

Nominees

The following table sets forth the name, age and positions of each of our director nominees as of the date of this Information Statement.  Each of the nominees listed below is currently a director of Monopar and has been elected or appointed to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Name	Age	Positions	Director Since
Christopher M. Starr, Ph.D.	65	Executive Chairman, Director, Member of the Audit Committee, the Compensation Committee, the Corporate Governance & Nominating Committee, and Plan Administrator Committee	December 2014
Chandler D. Robinson, MD MBA MSc	34	Chief Executive Officer, Director	December 2014
Andrew P. Mazar, Ph.D.	56	Executive Vice President of Research and Development, Chief Scientific Officer, Director	December 2014
Michael J. Brown, MSc	60	Director, Member of the Audit Committee, the Compensation Committee, the Corporate Governance & Nominating Committee, and Plan Administrator Committee	December 2014
Raymond W. Anderson, MBA	76	Director, Chair of the Audit Committee, Member of the Compensation Committee, the Corporate Governance & Nominating Committee, and Plan Administrator Committee	April 2017
Arthur Klausner, MBA	57	Director, Member of the Audit Committee, the Compensation Committee, and the Corporate Governance & Nominating Committee	August 2017

Business Experience and Directorships

The following describes the background of our directors.

Christopher M. Starr, PhD - Executive Chairman

Dr. Starr is a co-founder and has been our Executive Chairman and a Board Member of ours and our predecessor, Monopar Therapeutics, LLC, since its inception in December 2014. Dr. Starr has also been a member of the Plan Administrator Committee, the Audit Committee, the Compensation Committee, and the Corporate Governance & Nominating Committee since October 2017. Dr. Starr’s primary responsibility as our Executive Chairman is to work with our Chief Executive Officer and the rest of our Board to set our strategic direction and provide guidance to, and oversight of our Chief Executive Officer. Our Executive Chairman also sets the agenda for Board meetings and presides over them. Dr. Starr was the co-founder and served as the initial chief executive officer (“CEO”) at Raptor Pharmaceuticals (“Raptor”), a public company (Nasdaq: RPTP), since its inception in 2006 through December 2014 and continued to serve Raptor as a member of its board of directors until Raptor was sold to Horizon Pharma plc in October 2016. The principal business of Raptor was the development and commercialization of treatments for rare diseases. Dr. Starr’s primary responsibilities as CEO included the day-to-day leadership and performance of Raptor which had one approved drug marketed in the U.S. and Europe. Dr. Starr co-founded BioMarin Pharmaceutical Inc. (“BioMarin”) in 1997, a public company (Nasdaq: BMRN) where he last served as Senior Vice President and Chief Scientific Officer overseeing the approval of three drugs until starting Raptor in 2006. As Senior Vice President at BioMarin, Dr. Starr was responsible for managing a Scientific Operations team of 181 research, process development, manufacturing and quality personnel through the successful development of commercial manufacturing processes for its biologic enzyme replacement therapy and small molecule products, and supervised the cGMP design, construction and licensing of BioMarin’s proprietary biological manufacturing facility. From 1991 to 1997, Dr. Starr supervised research and commercial programs at BioMarin’s predecessor company, Glyko, Inc., where he served as Vice President of Research and Development. Prior to his tenure at Glyko, Inc., Dr. Starr was a National Research Council Associate at the National Institutes of Health ("NIH"). Dr. Starr earned a B.S. from Syracuse University and a Ph.D. in Biochemistry and Molecular Biology from the State University of New York Health Science Center in Syracuse, New York.

Chandler D. Robinson, MD MBA MSc - Chief Executive Officer

Dr. Robinson is a co-founder and has been our CEO and a Board Member of ours and our predecessor, Monopar Therapeutics, LLC, since its inception in December 2014. Dr. Robinson’s primary responsibilities as CEO are for our day-to-day leadership and performance. Since 2010, Dr. Robinson has been, and continues to be, a manager of Tactic Pharma, which he co-founded and led as CEO until it became a holding company in April 2014. Tactic Pharma acquired and developed preclinical and clinical stage compounds. In 2010, Tactic Pharma acquired a drug candidate on which Dr. Robinson conducted research at Northwestern University. Tactic Pharma licensed the drug candidate to a company in Europe and manufactured it for sale on a Named Patient basis throughout Europe. In April 2014, Tactic Pharma sold its remaining rights to the drug candidate to three large European investment firms which have developed the drug candidate in a Phase 3 clinical trial for Wilson disease. Among his previous experiences, Dr. Robinson in 2008 worked at Onyx Pharmaceuticals in their Nexavar marketing division, from 2008 to 2009 as a co-manager of a healthcare clinic in San Jose CA, from 2004 to present as Founder and President of an undergraduate research focused non-profit now in its 14th year, and from 2006 to 2007 as part of a quantitative internal hedge-fund style team at Bear Stearns investment bank. He was previously on the board of Wilson Therapeutics (Nasdaq: WTX) and is currently on the board of Northwestern University’s Chemistry of Life Processes Institute. Dr. Robinson graduated summa cum laude from Northwestern University, earned a master's degree in International Health Policy and Health Economics from the London School of Economics on a Fulbright Scholarship, an MBA from Cambridge University on a Gates Scholarship through Bill Gates’ Trust, and an MD from Stanford University.

Andrew P. Mazar, PhD – Executive Vice President of Research and Development, and Chief Scientific Officer

Dr. Mazar is a co-founder and has been our Chief Scientific Officer and a Board Member of ours and our predecessor, Monopar Therapeutics, LLC, since its inception in December 2014. Dr. Mazar became our Executive Vice President of Research and Development effective as of November 1, 2017. Dr. Mazar’s primary responsibilities for us are the day-to-day leadership and performance of our research and development activities. Dr. Mazar has spent 28 years working on drug discovery and development at the interface of academia and industry and has founded or co-founded 8 start-up companies to commercialize new drug discoveries, including Tactic Pharma, which acquired and developed preclinical and clinical stage compounds. He is also internationally recognized for his basic research work on the role of the urokinase plasminogen activator (“uPA”) system in tumor progression as well as mechanisms of cancer invasion and metastasis. Prior to joining Tactic Pharma in 2010 and the Chemistry of Life Processes Institute at Northwestern University in 2009, Dr. Mazar was the Chief Scientific Officer at Attenuon, LLC in San Diego from 2000 to 2009 and led discovery and development efforts resulting in three drugs entering oncology clinical trials. Dr. Mazar has now overseen 18 IND-enabling efforts, many of these focused on drugs discovered in academia.

Dr. Mazar is the previous Chair of the National Cancer Institute (“NCI”) Nanotechnology Alliance Animal Model working group (2011-2015) and has been a member of the National Heart Lung and Blood Institute (“NHLBI”) Scientific Review Board for the Science Moving towArds Research Translation and Therapy program since 2011. Dr. Mazar served as Associate Editor for Recent Patent Reviews on Anti - Cancer Drug Discovery (2010-2013) and is currently a member of the editorial board of Clinical Cancer Research. He most recently served as a charter member of the NIH Developmental Therapeutics Study Section (2012-2016), and has also served on study sections for the NCI, National Institutes of Diabetes and Digestive and Kidney Diseases, NHLBI, NIH Special Emphasis Panels, Veterans Affairs Oncology Merit Review, American Heart Association and the Phillip Morris External Research Program. He is also the co-author of 110 peer reviewed publications and 18 reviews and book chapters, most recently contributing chapters on Cancer Invasion and Metastasis to the Oxford Textbook of Clinical Oncology and The Oxford Textbook of Cancer Biology. Dr. Mazar has founded or advised several start-up companies over the past 5 years including Tactic Pharma, Valence Therapeutics, Wilson Therapeutics, Panther Biotechnology, Lung Therapeutics Inc., Actuate Therapeutics, AvidTox and Tempus. Dr. Mazar earned his Ph.D. in Biochemistry from the University of Illinois College of Medicine.

Michael J. Brown, MSc

Mr. Brown has been a Board Member of ours and our predecessor, Monopar Therapeutics, LLC since its inception in December 2014. Mr. Brown has also been a member of the Plan Administrator Committee, the Audit Committee, the Compensation Committee, and the Corporate Governance & Nominating Committee since October 2017. Mr. Brown is the co-founder, and since 1994 has served as Chairman, and since 1996 as CEO, of Euronet Worldwide Inc. (“Euronet”), a public company (Nasdaq: EEFT) which offers payment and transaction processing and distribution solutions to financial institutions, retailers, service providers and individual consumers. Mr. Brown has been President of Euronet since December 2014 and also served as President of Euronet from December 2006 to June 2007. Mr. Brown has been a member of the Euronet board of directors since December 1996 and also served on the boards of Euronet’s predecessor companies. He holds an M.S. in molecular and cellular biology and a B.S. in electrical engineering.

Raymond W. Anderson, MBA, MS

Mr. Anderson has been a Board Member of Monopar since April 2017. He has been chair of our Audit Committee and a member of the Plan Administrator Committee, the Compensation Committee, and the Corporate Governance & Nominating Committee since October 2017. Mr. Anderson has more than 35 years of biopharmaceutical/medical technology sector experience, primarily focused in financial management. Mr. Anderson worked at Dow Pharmaceutical Sciences, Inc. from July 2003 until June 2010. He most recently served as Dow’s Managing Director from January 2009 to June 2010, and previously served as Dow’s Chief Financial Officer and Vice President, Finance and Administration. Prior to joining Dow in 2003, Mr. Anderson was Chief Financial Officer for Transurgical, Inc., a private medical technology company. Prior to that, Mr. Anderson served as Chief Operating Officer and Chief Financial Officer at BioMarin from June 1998 to January 2002. Prior to June 1998, Mr. Anderson held similar executive-level positions with other biopharmaceutical companies, including Syntex Laboratories, Chiron Corporation, Glycomed Incorporated and Fusion Medical Technologies. Mr. Anderson served as a board member and chair of the audit committee at Raptor from its founding in 2006 until its acquisition in 2016. Mr. Anderson also served as an officer in the U.S. Army Corps of Engineers, as a strategic planner and operational profit and loss manager at General Electric and as a finance manager at Memorex. Mr. Anderson holds an M.B.A. from Harvard University, an M.S. in Administration from George Washington University and a B.S. in Engineering from the U.S. Military Academy.

Arthur Klausner, MBA – Board Member

Mr. Klausner has been a Board Member of Monopar since August 2017 and has also been a member of the Audit Committee, the Compensation Committee, and the Corporate Governance & Nominating Committee since October 2017. Mr. Klausner has been a consultant to the biopharmaceutical industry since 2009. He served as CEO of Gem from September 2012 until Gem’s drug development assets were acquired by us in 2017. Gem’s lead, Phase 2 drug product candidate was GPX-150 (renamed MNPR-201) (5-imino-13-deoxydoxorubicin), a novel doxorubicin analog engineered to eliminate the cardiotoxic side effects typically generated by doxorubicin and other anthracycline-based cancer drugs. In addition to his role at Gem, Mr. Klausner served as CEO of Jade Therapeutics Inc. (“Jade”) from September 2012 until December 2015. Jade’s focus was on the development of proprietary, cross-linked hyaluronic acid formulations for ophthalmic applications until its March 2016 acquisition by EyeGate Pharmaceuticals, Inc. (Nasdaq: EYEG). Previously, Mr. Klausner spent a total of 18 years at the life science venture capital firms Domain Associates and Pappas Ventures, where he was involved in the investment in and subsequent nurturing of a variety of biotechnology, specialty pharmaceutical and medical device companies. During that time, he was a member of the board of directors at Santarus (acquired by Salix Pharmaceuticals), X-Ceptor Therapeutics (acquired by Exelixis), Orexigen Therapeutics, Inc. (Nasdaq: OREX), and Syndax Pharmaceuticals (Nasdaq: SNDX), and a board observer at Peninsula Pharmaceuticals (acquired by Johnson & Johnson) and Cerexa (acquired by Forest Laboratories). Mr. Klausner currently serves on the board of directors of Cennerv Pharma (S) Pte. Ltd. (Singapore), and on advisory boards for Neurotez, Inc., and the New York University Innovation Venture Fund. He received his M.B.A. from the Stanford University Graduate School of Business and his undergraduate degree in Biology from Princeton University.

Board Committees

Audit Committee

Our Board has formed an Audit Committee. Mr. Anderson has been appointed as chair of the Audit Committee. Mr. Anderson is a financial expert as defined by Nasdaq and is an independent board member as contemplated by Rule 10A-3 under the Exchange Act. In addition, Dr. Starr, Mr. Klausner and Mr. Brown have been appointed as independent members. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board, a copy of which is available on our website at www.monopartx.com.

The functions of our Audit Committee include, among other duties and responsibilities:

●
to assist the Board of Directors in its oversight responsibilities for the integrity of the Company’s financial statements;
●
to assure the quality of the accounting and financial reporting processes of the Company;
●
to assure the effectiveness of the Company’s internal controls over financial reporting;
●
to assist with the Company’s compliance with legal and regulatory requirements;
●
to review and discuss with management and the independent registered public accounting firm the Company’s annual and quarterly SEC reports including the audit of the annual financial statements and the reviews of the quarterly financial statements and related disclosures;
●
to be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm performing other audit, review, or attest services for the Company;
●
to review and discuss with the Company’s management the risk assessment and risk management policies of the Company;
●
to oversee systems and procedures for the receipt, retention and resolution of complaints received by the Company regarding accounting, internal financial controls or auditing matters and for the confidential and anonymous submission by Company employees of concerns regarding potential fraud or questionable financial, accounting, internal financial controls or auditing matters;
●
to periodically review and update the Company’s Code of Business Conduct and Ethics and review programs established to monitor compliance with and to improve employees’ knowledge of the Code;
●
to review and approve or disapprove any transaction required to be disclosed according to SEC regulations between the Company and any related party and to oversee the Company’s policies and procedures for judgments as to related party transactions; and
●
to prepare the Audit Committee’s report required by SEC rules, when such requirement becomes applicable to the Company.

Corporate Governance and Nominating Committee

The Board has formed a Corporate Governance and Nominating Committee and has appointed Dr. Starr, Mr. Brown, Mr. Anderson and Mr. Klausner as independent members. The Corporate Governance and Nominating Committee does not have a charter nor does it have a policy with regard to the consideration of any director candidates recommended by security holders. The Board believes that it is not appropriate to have such a policy at this time because TacticGem controls a majority of shares of common stock in the Company and therefore controls the election of directors.

The limited liability company agreement of TacticGem, our majority stockholder, provides that CDR Pharma, LLC, the Manager of TacticGem, is required to vote TacticGem’s shares of our common stock to elect Tactic Pharma’s nominees to our Board plus one person designated by Gem. Because TacticGem is the controlling stockholder, no additional stockholder votes are required in order to elect the director nominees. The Gem board nomination right terminates at such time as we achieve a listing on a national stock exchange (e.g. Nasdaq, the NYSE or similar national stock exchange).

However, it is anticipated that the functions of our Corporate Governance and Nominating Committee will include, among other things:

●
identifying individuals qualified to become Board Members;
●
recommending to our Board the persons to be nominated for election as directors and to each of the Board's committees;
●
reviewing and making recommendations to the Board with respect to management succession planning;
●
developing and recommending to the Board corporate governance guidelines; and
●
overseeing an annual evaluation of the Board.

The Corporate Governance and Nominating Committee does not consider diversity in identifying nominees for director due to the voting control by TacticGem. At this time, the Corporate Governance and Nominating Committee’s process for identifying and evaluating nominees for director is to consult with the Manager of TacticGem.

Compensation Committee

Our Board has also formed a Compensation Committee consisting of Mr. Brown, Dr. Starr, Mr. Anderson and Mr. Klausner as independent members. The Compensation Committee has engaged an independent third-party compensation expert to provide benchmarking statistics upon request and may utilize additional independent third-party compensation experts in the future. The Compensation Committee does not have a charter, but the functions of our Compensation Committee are anticipated to include, among other things:

●
annually reviewing and approving corporate goals and objectives relevant to our CEO's compensation;
●
determining our CEO's compensation;
●
reviewing and approving, or making recommendations to our Board with respect to, the compensation of our other executive officers;
●
overseeing an evaluation of our senior executives;
●
reviewing and making recommendations to our Board with respect to director compensation; and
●
preparing the annual compensation committee report to the extent required by SEC rules, when such requirement becomes applicable to us.

Plan Administrator Committee

In 2018, the Board formed a Plan Administrator Committee and has appointed Dr. Starr, Mr. Brown and Mr. Anderson as independent members. The Plan Administrator Committee does not have a charter but the functions of the Plan Administrator Committee include, among other things:

●
appointing individuals responsible for the day-to-day administration of the Monopar Therapeutics Inc. 2016 Stock Incentive Plan (the “Plan”) including the issuance and routing of stock option grant agreements based upon Plan Administrator Committee approved grants and related recordkeeping and accounting functions;
●
pursuant to the Plan, granting “performance based” and “time based” options or stock awards to our directors, officers, employees and consultants;
●
determining the number of shares of common stock and the type of awards granted under the Plan to optionees; and
●
determining restrictions and terms of awards including modifications or amendments to awards under the Plan.

Compensation Committee Interlocks and Insider Participation

In October 2017, our Board formed the Compensation Committee consisting of Dr. Starr, Mr. Brown, Mr. Anderson and Mr. Klausner. None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Board and Committee Meetings; Annual Meeting Attendance

In the fiscal year ended December 31, 2017, there were two meetings of the Board of Directors and five unanimous written actions by Directors. There was one Audit Committee meeting and no Corporate Governance and Nominating Committee or Compensation Committee meetings in 2017 as the Committees were formed in October 2017. All Board Members participated in at least 75% of meetings of the Board and meetings of committees on which they served in 2017. The Company does not have a policy with regard to Board Members’ attendance at annual meetings of security holders. We did not hold an annual meeting in 2017.

Independence of the Board of Directors

We believe it is important to have independent directors on our Board who can make decisions without being influenced by personal interests. Additionally, because one of our goals is to qualify for listing with Nasdaq, we are following the Nasdaq Stock Market (“Nasdaq”) listing standards, which requires that a majority of the members of our Board of Directors must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that our Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, our Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Starr, Mr. Brown, Mr. Anderson and Mr. Klausner. In making this determination, our Board found that none of the directors had a material or other disqualifying relationship with us. Dr. Robinson, our President and Chief Executive Officer, is not an independent director by virtue of his employment relationship with us, and similarly Dr. Mazar by virtue of his employment relationship with us is not an independent director.

There are no family relationships among any of our directors or executive officers.

Vote Required

Directors are elected by a plurality of the votes cast, with the six nominees obtaining the greatest number of affirmative votes being elected as directors, even if less than a majority. As a result, abstentions will have no effect on the vote outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2 – RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected BPM LLP as our independent registered public accounting firm for the year ending December 31, 2018, and has further directed that we submit the selection of BPM LLP for ratification by our stockholders at the Annual Meeting.

We are not required to submit the selection of our independent registered public accounting firm for stockholder approval, but are submitting our selection of BPM LLP for stockholder ratification as a matter of good corporate governance. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of BPM LLP. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in our best interests.

                In October 2017, the Audit Committee was formed. Thereafter all audit, audit-related, tax and other services rendered by BPM LLP have been and will be reviewed, pre-approved and performance monitored by the Audit Committee. Effective March 19, 2018, the Audit Committee delegated pre-approval authority to Mr. Anderson, its chair, and to Mr. Klausner, an Audit Committee member. Pre-approval decisions are reported by the chair/delegate to the Audit Committee promptly but not later than the next scheduled Audit Committee meeting.

                In its review of BPM LLP's services, the Audit Committee considers, among other factors, the possible impact of the performance of such services on the independence of BPM LLP. The Audit Committee has determined that the services performed by BPM LLP in the year ended December 31, 2017 were compatible with maintaining the independence of BPM LLP. Additional information concerning the Audit Committee and its activities can be found in the following sections of this Information Statement: "Board Committees" and "Report of the Audit Committee."

BPM LLP has audited our financial statements since 2015. Representatives of BPM LLP will be available by telephone at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholders’ questions.

Fees for Independent Registered Public Accounting Firm

The following is a summary of the aggregate fees billed or expected to be billed to us for the audit and other services rendered by BPM LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2017 and 2016.

Description of Services Provided by BPM LLP	For the year ended December 31, 2017	For the year ended December 31, 2016
Audit Fees	$83,815	$32,036
Audit-Related Fees: These services relate to assurance and services reasonably related to the performance of the audit or review of financial statements not included above.	28,325	0
Tax Compliance Fees: These services relate to the preparation of federal, state and foreign tax returns and other filings.	3,150	4,910
Tax Consulting and Advisory Services: These services primarily relate to the area of tax strategy and minimizing Federal, state, local and foreign taxes.	1,250	0
All Other Fees	0	35,680

Vote Required

Ratification of the selection of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast. Because abstentions are not counted as votes cast for or against this proposal, they will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors (the “Board”) of Monopar Therapeutics Inc. in its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to: (1) the integrity of the Company’s financial statements; (2) the quality of the accounting and financial reporting processes of the Company; (3) the effectiveness of the Company’s internal control over financial reporting; (4) the Company’s compliance with legal and regulatory requirements; and (5) the qualifications, independence, compensation and performance of the Company’s independent registered public accounting firm BPM LLP.

In fulfilling its responsibilities for the 2017 financial statements, the Audit Committee took the following actions:

● analyzed, reviewed and discussed the audited financial statements with management and BPM LLP;

● reviewed and discussed with BPM LLP various communications that they provided to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees; and

● received from and discussed with BPM LLP their written disclosures and letter required by PCAOB standards regarding their independence and further discussed directly with BPM LLP their independence from the Company.

Based on the review and discussions referred to in the foregoing paragraphs and other additional procedures, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Audit Committee

/s/ Raymond W. Anderson, Chair
/s/ Michael J. Brown
/s/ Arthur J. Klausner
/s/ Christopher M. Starr

BOARD OF DIRECTORS

Board Leadership Structure and Risk Oversight

We have structured our Board in a way that we believe effectively serves our objectives of corporate governance and management oversight. We separate the roles of Chief Executive Officer and Executive Chairman of the Board in recognition of the differences between the two roles. We believe that the Chief Executive Officer should be responsible for Monopar’s day-to-day leadership and performance, while our Executive Chairman of the Board should work with our Chief Executive Officer and the rest of our Board to set our strategic direction and provide guidance to, and oversight of our Chief Executive Officer. Our Executive Chairman also sets the agenda for Board meetings and presides over them.

Pursuant to our Audit Committee Charter, which was approved by our Board on March 22, 2018, our Audit Committee is responsible for the oversight of our risk management programs, specifically the Audit Committee shall be responsible for:

●
Risk Assessment and Risk Management. The Committee shall review (at least annually or as needed due to specific circumstances) with the Company’s management and the Independent Auditor the Company’s policies, procedures and current status with respect to risk assessment and risk management including steps taken by management to monitor, mitigate and manage risk exposures; and

●
The Committee review shall include the Company’s major financial risk exposures and other major risk exposures as assigned by the Board to the Committee for oversight. The Committee shall review with the Company’s senior management overall anti-fraud programs and controls. The Committee shall consider the risk of the Company’s management’s ability to override the Company’s internal controls.

Director Compensation for the Year Ended December 31, 2017

The following table sets forth the compensation of our non-employee Board of Directors during the year ended December 31, 2017.

Name	Fees earned or paid in cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Christopher M. Starr, Ph.D.	100,897	23(1)	-	100,920
Michael J. Brown	20,000	9,652(2)	-	29,652
Raymond W. Anderson	37,500	5,672(3)	-	43,172
Arthur Klausner	14,022	5,615(4)	-	19,637

(1) Based upon the Black-Scholes valuation model for stock option compensation expense, the value of Dr. Starr’s stock options outstanding as of December 31, 2017 was $23 for the year ended December 31, 2017. Dr. Starr was granted a stock option award on February 20, 2017 which vested 6/48ths on the six month anniversary of grant date (August 20, 2017) and 1/48th per month thereafter. In 2016, Dr. Starr was granted a stock option award on April 4, 2016 which vested 50% on the grant date (April 4, 2016), 25% on the six-month anniversary of the grant date (October 4, 2016) and 25% on the one year anniversary of the grant date (April 3, 2017).

(2) Based upon the Black-Scholes valuation model for stock option compensation expense, the value of Mr. Brown’s stock options outstanding as of December 31, 2017 was $9,652 for the year ended December 31, 2017. Mr. Brown was granted a stock option award on September 18, 2017 which vests 6/24ths on the six month anniversary of grant date (March 18, 2018) and 1/24th per month thereafter.

(3) Based upon the Black-Scholes valuation model for stock option compensation expense, the value of Mr. Anderson’s stock options outstanding as of December 31, 2017 was $5,672 for the year ended December 31, 2017. Mr. Anderson was granted a stock option award on September 18, 2017 which vests 6/42nds on the six month anniversary of grant date (March 18, 2018) and 1/42nd per month thereafter.

(4) Based upon the Black-Scholes valuation model for stock option compensation expense, the value of Mr. Klausner’s stock options outstanding as of December 31, 2017 was $5,615 for the year ended December 31, 2017. Mr. Klausner was granted a stock option award on September 1, 2017 which vests 6/48ths on the six month anniversary of grant date (March 1, 2018) and 1/48th per month thereafter.

Options Exercised and Stock Vested

None of our executive officers or non-employee directors exercised any options during the years ended December 31, 2017 and 2016.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It also applies to all of our employees and our non-employee directors. Our Code of Business Conduct and Ethics is available on our website.

EXECUTIVE OFFICERS

Our current executive officers, their respective ages as of the date of this Information Statement and positions are set forth in the following table. Biographical information regarding each executive officer (other than Dr. Robinson and Dr. Mazar) is set forth following the table. Biographical information for Dr. Robinson and Dr. Mazar is set forth above under Proposal No. 1 (Election of Directors).

Name	Age	Positions
Chandler D. Robinson, MD MBA MSc	34	Chief Executive Officer, Director
Andrew P. Mazar, Ph.D.	56	Executive Vice President of Research and Development, Chief Scientific Officer, Director
Kim R. Tsuchimoto	55	Chief Financial Officer, Secretary and Treasurer
Patrice Rioux, MD, Ph.D.	66	Acting Chief Medical Officer
Kirsten Anderson	50	Senior Vice President, Clinical Development

Kim R. Tsuchimoto –Chief Financial Officer

Ms. Tsuchimoto was our Acting Chief Financial Officer since June 2015, and became employed as our Chief Financial Officer effective November 1, 2017. Ms. Tsuchimoto is responsible for our external and internal financial reporting, disclosures and internal controls, budgeting and is the primary management liaison with the independent registered public accounting firm and our Audit Committee. Ms. Tsuchimoto spent over nine years at Raptor, as its Chief Financial Officer from Raptor’s inception in May 2006 until September 2012, as Raptor’s Vice President of International Finance, Tax & Treasury from September 2012 to February 2015, and lastly served as Raptor’s Vice President, Financial Planning & Analysis and Internal Controls from February to May 2015. Prior to Raptor, Ms. Tsuchimoto spent eight years at BioMarin and its predecessor, Glyko, Inc., where she held the positions of Vice President-Treasurer, Vice President-Controller and Controller. Ms. Tsuchimoto received a B.S. in Business Administration from San Francisco State University. She holds an inactive California Certified Public Accountant license.

Patrice Rioux, MD Ph.D. – Acting Chief Medical Officer

Dr. Rioux has been our Acting Chief Medical Officer since December 2016. Dr. Rioux’s primary responsibilities include clinical development and regulatory (FDA & EMA) planning, coordination of clinical operations and statistical strategy and support of our investor relations. Dr. Rioux has been deeply involved in development of drugs for rare diseases for the last 20 years. His background includes development of drugs and biologic products for various indications across neurodegenerative diseases, immunology, pain management, oncology and metabolic diseases. Dr. Rioux has been performing development, medical/regulatory, and clinical consulting services through his consulting company, pRx Consulting, LLC from June 2004 to the present. From 2009 to October 2014, Dr. Rioux was the Chief Medical Officer at Raptor where he was responsible for securing regulatory approval of PROCYSBI®, a delayed-release cysteamine bitartrate for the treatment of a lysosomal storage disease, nephropathic cystinosis, in both the U.S. and Europe. From 2005 to 2008 he served as the Chief Medical Officer at Edison Pharmaceuticals, and from 2000 to 2003, he served as Vice President Clinical at Repligen, where he gained significant orphan disease experience in mitochondrial diseases as well as in autism, and auto-immune diseases. After several years as a clinical researcher at INSERM (France), he started his career in the pharmaceutical industry at Biogen in October 1995, working on multiple sclerosis, before joining Variagenics, Inc. in 1998, one of the first pharmacogenomic companies. Dr. Rioux received his medical education at Faculté de Médecine Pitié-Salpetriere, his Ph.D. in Mathematical Statistics at Faculté des Sciences and his Degree of Pharmacology (pharmacokinetics and clinical pharmacology) at Faculté de Médecine Pitié-Salpetriere.

Kirsten Anderson - Senior Vice President, Clinical Development

Ms. Anderson has more than 25 years of experience in the biotech and pharmaceutical industry, with expertise in oncology drug development, most recently as an independent clinical development consultant for us from February 2017 through October 2017. She became our Senior Vice President of Clinical Development effective November 1, 2017. From 2008 to 2016, she was at OncoGenex Pharmaceuticals (“OncoGenex”), where she served as Vice President of Clinical Operations (March 2015 to November 2016), Director, Clinical Research (2008 to December 2010) and Senior Director, Clinical Research (January 2012 to February 2015). Prior to joining OncoGenex, Ms. Anderson held clinical trial management positions at Sonus Pharmaceuticals, Xcyte Therapies, and Immunex, including the oversight of global clinical operations, drug safety and data management. She has a laboratory research background and began her career at the University of Pennsylvania. Ms. Anderson earned a B.S. in Biology from the University of Vermont and is completing her Masters in Biotech Enterprise (expected 2018) from Johns Hopkins University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the fiscal years ended December 31, 2017 and 2016, the compensation of the Company’s Chief Executive Officer and the Company's two highest compensated executive officers whose compensation exceeded $100,000 during our last fiscal year.

Name and	Fiscal	Salary	Bonus	Option Awards	All Other Compensation	Total
Positions	Year	($)	($)	($)	($)	($)
Chandler D. Robinson, M.D.,	2017	318,750	-	23(1)	70,000(2)	388,773
Chief Executive Officer and Director	2016	300,000		41(1)	75,000(2)	375,041
Andrew P. Mazar, Ph.D.,	2017	87,500	-	220,466(1)	238,750(3)	546,716
Chief Scientific Officer and Director	2016	-	-	41(1)	197,500(3)	197,541
Kirsten Anderson,	2017	43,333	25,000	5,502	78,550	152,385
Senior Vice President, Clinical Development(4)	2016	-	-	-	-	-

(1) In 2016, each of Dr. Robinson and Dr. Mazar was granted options to purchase up to 84,000 shares of our Common Stock as discussed below in the section Outstanding Equity Awards at Fiscal Year End. Based upon the Black-Scholes valuation model for stock option compensation expense, the value of Dr. Robinson’s stock options was $41 and the value of Dr. Mazar’s stock options was $41 for the year ended December 31, 2016. The options vested 50% on the grant date (April 4, 2016), 25% on the six-month anniversary of the grant date (October 4, 2016) and 25% on the one year anniversary of the grant date (April 3, 2017).

In 2017, each of Dr. Robinson and Dr. Mazar was granted options to purchase up to 84,000 shares of our Common Stock as discussed below in the section Outstanding Equity Awards at Fiscal Year End. Based upon the Black-Scholes valuation model for stock option compensation expense, the value of Dr. Robinson’s stock options outstanding as of December 31, 2017 was $23 and the value of Dr. Mazar’s stock options outstanding as of December 31, 2017 was $220,466 for the year ended December 31, 2017. The options granted in 2017 vested 6/48ths on the six month anniversary of grant date (August 20, 2017) and 1/48th per month thereafter.

(2) Consisting of an employer funded 401(k) in the amount of $54,000 and $53,000 for 2017 and 2016, respectively, plus $16,000 and $22,000 in lieu of benefits for 2017 and 2016, respectively.

(3) Until November 1, 2017, Dr. Mazar was a consultant acting as our chief scientific officer for $225,000 and $197,500 in consulting fees in 2017 and 2016, respectively, with no additional compensation for board member services. As of November 1, 2017, Dr. Mazar became employed as our Executive Vice President of Research and Development and Chief Scientific Officer at an annual base salary of $350,000 and an amount in lieu of benefits of $55,000. A pro rata amount of in lieu of benefits of $13,750 is included in All Other Compensation.

(4) Until November 1, 2017, Ms. Anderson was a consultant during 2017 providing clinical development strategy for $78,550 in consulting fees. As of November 1, 2017, Ms. Anderson became employed as our Senior Vice President, Clinical Development at an annual base salary of $260,000 and a sign-on bonus of $25,000. On November 1, 2017, Ms. Anderson was granted options to purchase up to 40,000 shares of our Common Stock as discussed below in the section Outstanding Equity Awards at Fiscal Year End. Based upon the Black-Scholes valuation model for stock option compensation expense, the value of Ms. Anderson’s stock options outstanding as of December 31, 2017 was $5,502. The options vest 6/48ths on the six month anniversary of grant date (May 1, 2018) and 1/48th per month thereafter.

Employment Agreements

In December 2016, we entered into an employment agreement with Dr. Robinson for his role as our Chief Executive Officer. Although we have been paying Dr. Robinson as our employee since January 1, 2016, we did not enter into a formal employment agreement until December 2016. Dr. Robinson’s employment agreement is for an indefinite term (for at-will employment). The agreement was amended and restated on November 1, 2017.

Under his employment agreement, Dr. Robinson currently receives a $375,000 per year base salary, which may be adjusted from time to time in accordance with normal business practice and in our sole discretion. In addition, Dr. Robinson will be eligible for an annual performance bonus, of up to 50% of his base salary, based on achieving goals as determined by our Board and our Compensation Committee. Until we obtain retirement and healthcare benefits for our eligible employees and Dr. Robinson elects to opt in to such benefits, Dr. Robinson is entitled to an additional salary of at least $4,583.33 per month (or such greater amount as determined by our Board) in lieu of such benefits.

On November 1, 2017, we entered into an employment agreement with Dr. Mazar for his role as our Executive Vice President of Research and Development and Chief Scientific Officer. Dr. Mazar’s employment agreement is for an indefinite term (for at-will employment). Under his employment agreement, Dr. Mazar receives a $350,000 per year base salary, which may be adjusted from time to time in accordance with normal business practice and in our sole discretion. In addition, Dr. Mazar will be eligible for an annual performance bonus, of up to 40% of his base salary, based on achieving goals as determined by our Board and our Compensation Committee. Until we obtain retirement and healthcare benefits for our eligible employees and Dr. Mazar elects to opt in to such benefits, Dr. Mazar is entitled to an additional salary of at least $4,583.33 per month (or such greater amount as determined by our Board) in lieu of such benefits.

On November 1, 2017, we entered into an employment agreement with Ms. Tsuchimoto for her role as our Chief Financial Officer. Ms. Tsuchimoto’s employment agreement is for an indefinite term (for at-will employment). The agreement was amended on March 1, 2018. Under her employment agreement, Ms. Tsuchimoto receives a $137,500 per year base salary to reflect 50% of full-time, which may be adjusted from time to time in accordance with normal business practice and in our sole discretion. Ms. Tsuchimoto is entitled to an additional salary of up to $1,800 per month in lieu of medical, dental and vision benefits until such time the Company has such benefit plans in place. In addition, Ms. Tsuchimoto will be eligible for an annual performance bonus determined by our Board and our Compensation Committee.

On November 1, 2017, we entered into an employment agreement with Ms. Anderson for her role as our Senior Vice President of Clinical Development. Ms. Anderson’s employment agreement is for an indefinite term (for at-will employment). Under her employment agreement, Ms. Anderson receives a $260,000 per year base salary, which may be adjusted from time to time in accordance with normal business practice and in our sole discretion. Ms. Anderson's employment agreement included a $25,000 sign-on bonus. In addition, beginning in 2018, Ms. Anderson will be eligible for an annual performance bonus determined by our Board and our Compensation Committee.

Outstanding Equity Awards at December 31, 2017

The following table sets forth outstanding stock option awards held by named executive officers as of December 31, 2017.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price	Option expiration date
Chandler D. Robinson, M.D.	17,500(1)	66,500(1)	$0.001	2/19/2027
	84,000(2)	-	$0.001	4/03/2026
Andrew P. Mazar, Ph.D.	17,500(1)	66,500(1)	$0.001	2/19/2027
	84,000(2)	-	$0.001	4/03/2026
Kirsten Anderson	-(3)	40,000(3)	$6.00	10/31/2027

(1) Both Dr. Robinson and Dr. Mazar were granted stock option awards on February 20, 2017 which vested 6/48ths on the six month anniversary of grant date (August 20, 2017) and 1/48th per month thereafter.

(2) Both Dr. Robinson and Dr. Mazar were granted stock option awards on April 4, 2016 which vested 50% on the grant date (April 4, 2016), 25% on the six-month anniversary of the grant date (October 4, 2016) and 25% on the one year anniversary of the grant date (April 3, 2017).

(3) Ms. Anderson was granted a stock option award on November 1, 2017 which vests 6/48ths on the six month anniversary of grant date (May 1, 2018) and 1/48th per month thereafter.

Potential Payments upon Termination or Change in Control

Each of Dr. Mazar’s and Dr. Robinson’s employment agreements provides that upon execution and effectiveness of a release of claims, Dr. Mazar and Dr. Robinson will be entitled to severance payments if we terminate their employment without cause, as defined in the employment agreement, or if Dr. Mazar or Dr. Robinson terminates his employment with us for good reason, as defined in the employment agreement. If employment terminates under these circumstances, in each case absent a change in control, as defined in the employment agreements, we will be obligated for a period of twelve months, (1) to pay base salary, (2) to provide that any equity awards will continue vesting, (3) to pay the monthly premiums for COBRA coverage equal to the amount paid for similarly situated employees and (4) to the extent allowed by applicable law and the applicable plan documents, continue to provide all of our employee benefit plans and arrangements that the employee was receiving at the time of termination. In addition, equity awards held by the terminated employee, that vest solely on the passage of time, will be accelerated by 12 months. If employment terminates under these circumstances, within 12 months following a change in control, in addition to the severance described above, we will be obligated to accelerate in full the vesting of all of the employee’s outstanding equity awards. In the case of a change in control, instead of the 12 months of base salary described above, we will be obligated to provide an amount equal to one-and-a-half times the sum of the base salary and target bonus for the fiscal year in which termination occurred. If either of Dr. Mazar’s or Dr. Robinson’s employment is terminated because of death or permanent disability, we will be obligated to provide the severance described above, but for a period of three months instead of twelve months.

Ms. Anderson’s employment agreement provides that upon execution and effectiveness of a release of claims, Ms. Anderson will be entitled to severance payments if we terminate her employment without cause, as defined in the employment agreement, or if Ms. Anderson terminates her employment with us for good reason, as defined in the employment agreement. If employment terminates under these circumstances, absent a change in control, as defined in the employment agreement, we will be obligated for a period of three months to pay base salary, and for a period of six months (1) to provide that any vested and unexercised equity awards continue to be exercisable and (2) to pay the monthly premiums for COBRA coverage. If employment terminates within six months following a change in control, we will be obligated to pay six months base salary and monthly premiums for COBRA coverage for six months and accelerate in full the vesting of all of the employee’s outstanding equity awards which would be exercisable for two years from termination. If Ms. Anderson's employment is terminated because of death or permanent disability, we will be obligated to provide base salary for two months and monthly premiums for COBRA coverage for two months.

Stock Option Plan

In April 2016, our Board and stockholders holding more than a majority of our outstanding convertible preferred stock approved the Monopar Therapeutics Inc. 2016 Stock Incentive Plan (as subsequently amended, the “Plan”), allowing us to grant up to an aggregate 700,000 shares of stock awards, stock options, stock appreciation rights and other stock-based awards to employees, non-employee directors and consultants. Concurrently, our Board granted to non-employee board members and our acting chief financial officer stock options to purchase up to an aggregate 273,000 shares of our Common Stock at an exercise price of $0.001 per share (the par value) based upon a third party valuation of our Common Stock. Such stock options vest 50% on grant date, 25% on the six month anniversary of the grant date and 25% on the one year anniversary of the grant date. In December 2016, our Board granted to our acting chief medical officer options to purchase up to 7,000 shares of our Common Stock. Such options vest monthly over six months from the grant date. In February 2017, our Board granted to board members and our acting chief financial officer stock options to purchase up to an aggregate 275,520 shares of our Common Stock at an exercise price of $0.001 per share (the par value) based upon a third party valuation of our Common Stock. Such options vest 6/48ths upon the six month anniversary of the grant date and 1/48th per month thereafter. In September and November 2017, stock options to purchase up to an aggregate 103,072 shares of our Common Stock were granted at an exercise price of $6.00, based on the price per share at which our Common Stock was sold in our most recent private offering. 61,024 of such options vest 6/48ths upon the six month anniversary of the grant date and 1/48th per month thereafter, 21,024 of such options vest 6/42nd upon the six month anniversary of the grant date and 1/42nd per month thereafter and 21,024 of such options vest 6/24ths upon the six month anniversary of the grant date and 1/24th per month thereafter. On January 1, 2018, our Board granted to our acting chief medical officer options to purchase up to 32,004 shares of our Common Stock at an exercise price of $6 per share based upon the price per share at which our Common Stock was sold in our most recent private offering, and such options vest 12,000 on the date of grant and 1,667 options on the 1st of each month thereafter. All outstanding stock options have a ten year term. 690,596 stock options were outstanding as of March 31, 2018.

Under the Plan, the per share exercise price for the shares to be issued upon exercise of an option is to be determined by the Plan administrator, except that the per share exercise price may be no less than 100% of the fair market value per share on the grant date. Fair market value is established by our Board, using third party valuation reports and recent financings. Stock options generally expire after ten years.

The Plan provides that the Plan administrator will be our Board, a committee designated by our Board, or an individual designee. On February 28, 2018, our independent Directors approved the appointment of a committee (the “Plan Administrator Committee”) consisting of three independent, non-employee Directors (Dr. Starr, Mr. Brown, and Mr. Anderson) to serve as the Administrator of our Plan. The Plan Administrator Committee will require a quorum of at least two of the three Directors on all decisions. The Administrator has exclusive authority, consistent with laws and the terms of the Plan, to designate recipients of options to be granted thereunder and to determine the number and type of options and the number of shares subject thereto. Prior to February 28, 2018, Mr. Brown was the Board-representative Administrator of our Plan. In March 2017, at the time of the 70 for 1 split of our Common Stock, the Administrator effected the 70 for 1 stock split for the Plan which increased the stock option pool from 10,000 to 700,000 and changed the stock options granted in 2016 and in February 2017 by a 70 for 1 factor. No other features were changed on the outstanding stock options granted.

The Plan was subsequently amended and restated in October 2017, which was approved by stockholders holding more than a majority of our outstanding Common Stock, as the Amended and Restated Monopar Therapeutics Inc. 2016 Stock Incentive Plan, in order to increase the maximum aggregate grants under the Plan from 700,000 to 1,600,000 shares of stock awards, stock options, stock appreciation rights and other stock-based awards.

Pension Benefits

We do not have a defined benefit plan. Our named executive officers did not participate in, or otherwise receive any special benefits under, any pension or defined benefit retirement plan sponsored by us during the year ended December 31, 2017.

Nonqualified Deferred Compensation

                During the year ended December 31, 2017, our named executive officers did not contribute to, or earn any amount with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

Relationships and Related-Person Transactions

Since January 2015, we (including as Monopar Therapeutics, LLC) have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers and holders of more than 5% of our voting securities, and our co-founders. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

During the years ended December 31, 2017 and 2016, we paid or accrued legal fees to Baker & Hostetler, LLP, a large national law firm in which our Chief Executive Officer’s family member is a law partner, approximately $300,140 and $54,000, respectively. The family member billed a de minimis amount of time on our legal engagement with Baker & Hostetler, LLP.

Contributions by Tactic Pharma, LLC

We were initially formed as a Delaware limited liability company in December 2014, with the name Monopar Therapeutics, LLC, at which time Tactic Pharma contributed technology and related assets of MNPR-101 to us, in exchange for 1,000,000 shares of Series Z Preferred Units, which were exchanged for 100,000 shares of Series Z Preferred Stock at the time of our conversion to a C corporation. The issued Series Z Preferred Stock was recorded at par value $0.001 per share on our balance sheet reflecting the historical capitalized cost basis, due to the fact that MNPR-101’s development costs were previously expensed (not capitalized) by Tactic Pharma. In March 2017, the 100,000 shares of Series Z Preferred Stock were converted into 7,000,000 shares of our Common Stock, $.0001 par value in connection with the conversion of outstanding preferred stock to our Common Stock concurrent with a 70 for 1 Common Stock split (the “Conversion”).”.

We reimbursed Tactic Pharma, a de minimis amount in monthly storage fees during the years ended December 31, 2017 and 2016. In March 2017, Tactic Pharma wired $1,000,000 to us in advance of the sale of our Common Stock at $6 per share under a private placement memorandum. In April 2017, we issued to Tactic Pharma 166,667 shares in exchange for the $1,000,000 at $6 per share once we began selling stock to unaffiliated parties under the private placement memorandum. In August 2017, Tactic Pharma surrendered 2,888,727.12 shares of our Common Stock back to us as a contribution to the capital of the Company. This resulted in reducing Tactic Pharma’s ownership in us from 79.5% to 69.9%. Following the surrender of the Common Stock, Tactic Pharma contributed 4,111,272.88 shares of its holdings in our Common Stock to TacticGem pursuant to the Gem Transaction discussed in our audited financial statements and below. As of December 31, 2017, Tactic Pharma beneficially owned 46% of our Common Stock, and TacticGem owned 77% of our Common Stock.

Gem Transaction

On June 27, 2017, we signed a term sheet with Gem Pharmaceuticals, LLC (“Gem”) pursuant to which Gem was to transfer assets related to certain of its drug product candidate programs to us in exchange for 32% of our outstanding Common Stock on a fully-diluted basis. The Gem transaction was structured through a limited liability company, TacticGem, which Gem formed with Tactic Pharma, our largest stockholder at that time. Gem contributed certain of Gem’s drug product candidates’ intellectual property and agreements associated primarily with Gem’s GPX-150 (renamed MNPR-201) drug product candidate program, along with $5,000,000 in cash (the “Gem Contributed Assets”) to TacticGem for a 42.633% interest, and Tactic Pharma contributed 4,111,272.88 shares of our Common Stock to TacticGem for a 57.367% interest. Then, TacticGem contributed the Gem Contributed Assets to us in exchange for 3,055,394.12 newly issued shares of our Common Stock (31.4% on a fully-diluted basis) (the two contributions collectively, the “Gem Transaction”). The contribution by TacticGem, made in conjunction with contributions from outside investors in a private offering, was intended to qualify for tax-free treatment. The Gem Transaction closed on August 25, 2017. Following the Gem Transaction, TacticGem owns 7,166,667 shares of our stock. Pursuant to the TacticGem limited liability company agreement, all votes of our Common Stock by TacticGem (aside from the election of our Board of Directors) is required to be passed through to Tactic Pharma and Gem based on their percentage interest (currently pursuant to this voting agreement, Tactic Pharma has voting and investment power over 4,111,272.88 shares of our Common Stock and Gem has voting and investment power over 3,055,394.12 shares of our Common Stock). Neither Gem nor TacticGem was a related person prior to the Gem Transaction. The TacticGem limited liability company agreement provides that its manager will vote all shares of our Common Stock held by it to elect Tactic Pharma’s nominees to our Board of Directors plus one person nominated by Gem, initially Arthur Klausner.

Pursuant to the Conversion and the Gem Transaction and sales of our Common Stock in September 2017, Tactic Pharma now holds voting and investment power over 4,277,939.88 shares of our Common Stock, which is 46.0% of our outstanding Common Stock. In the ordinary course of business, we have reimbursed and continue to reimburse Tactic Pharma for expenses Tactic Pharma has paid on our behalf, which historically included legal patent fees and storage rental fees. Certain of our Board Members and executive officers own and control Tactic Pharma. Although no single person has a controlling interest in Tactic Pharma, acting together they are able to control Tactic Pharma and a large voting block of our Common Stock.

Stock Purchases by Directors and Executive Officers

The following table sets forth the number of shares of our Common Stock owned by our co-founders; each co-founder purchased such shares at $3.57 per share (taking into account the Conversion) in 2016.

Name	Related Person Status	# Shares of Common Stock	Transaction Value (and Related Person’s Interest) ($)
Christopher M. Starr, Ph.D.	Executive Chairman	29,400	105,000
Chandler D. Robinson, M.D.	Director, Chief Executive Officer	14,002.3	50,010
Andrew P. Mazar, Ph.D.	Director, Chief Scientific Officer	14,002.3	50,010

Also, in 2016, Michael Brown (Director), purchased 210,000 shares of our Common Stock (taking into account the Conversion), at $3.57 per share, for a total transaction value of $750,000.

In 2017, Board Members purchased shares of our Common Stock at $6 per share, as follows: Dr. Starr purchased 20,000 shares for a transaction value of $120,000; Mr. Anderson purchased 1,000 shares for a transaction value of $6,000; and Mr. Klausner purchased 5,000 shares for a transaction value of $30,000.

Procedures for Related-Person Transactions

Our Board has adopted our Audit Committee Charter which delegates the review and approval of related-person transactions to the Audit Committee. The Audit Committee reviews and approves or disapproves any transaction required to be disclosed according to SEC Regulation S-K, Item 404 between the Company and any related party on an on-going basis and oversees policies and procedures for the Audit Committee’s judgments as to related party transactions as required by Nasdaq. Our Audit Committee will discuss with our management the business rationale for the transactions and whether appropriate disclosures have been made.

A “related person” includes any director, nominee for director or executive officer of the Company; a beneficial owner of more than five percent of any class of our voting securities; and a person who is an immediate family member of any such director, nominee for director, executive officer or more-than-five percent beneficial owner (the term “immediate family member” shall include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of any such director, nominee for director, executive officer or more-than-five percent beneficial owner).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and the related notes present information on the beneficial ownership of shares of our Common Stock, our only outstanding class of stock, as of March 31, 2018 (subsequent to the Conversion) by:

●
each of our directors;

●
each of our named executive officers;

●
all of our current directors and executive officers as a group; and

●
each person known by us to beneficially own more than five percent of our Common Stock

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of our Common Stock that may be acquired by an individual or group within 60 days of March 31, 2018, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

Name and Address of Beneficial Owner *Unless otherwise noted, addresses are: 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091	Shares of Common Stock Beneficially Owned (A)	Percent of Class Held (A)
TacticGem, LLC	7,166,667(B)	77.1%
Tactic Pharma, LLC	4,277,939.88(B)	46.0%
Gem Pharmaceutical, LLC 941 Lake Forest Cir. Birmingham, AL 35244	3,055,394.12(B)	32.9%
Chandler D. Robinson, Chief Executive Officer and Director	124,252.8	1.3%
Christopher M. Starr, Executive Chairman	159,650	1.7%
Andrew P. Mazar, Executive Vice President of Research and Development, Chief Scientific Officer and Director	124,252.8	1.3%
Michael J. Brown, Director	217,008	2.3%
Raymond W. Anderson, Director	5,005	*
Arthur Klausner, Director	8,504	*
Kim R. Tsuchimoto, Chief Financial Officer	28,350	*
Patrice P. Rioux, Acting Chief Medical Officer	25,668	*
Named executive officers and directors as a group(C)	7,859,357.17	81.1%

(A)
Beneficial ownership is based upon 9,291,420.614 shares of our Common Stock outstanding; and includes Common Stock options that vest within 60 days after March 31, 2018 as follows –  Dr. Robinson, Dr. Starr and Dr. Mazar options to purchase up to 110,250 shares of Common Stock, Ms. Tsuchimoto options to purchase up to 28,350 shares of Common Stock, Dr. Rioux options to purchase up to 25,668 shares of Common Stock, Mr. Brown options to purchase up to 7,008 shares of Common Stock, Mr. Anderson options to purchase up to 4,005 shares of Common Stock, and Mr. Klausner options to purchase up to 3,504 shares of Common Stock. These vested option shares are deemed to be outstanding and beneficially owned by the person holding the applicable options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(B)
Tactic Pharma shares voting and investment power over 4,111,272.88 shares of our Common Stock owned by TacticGem, and Gem shares voting and investment power over 3,055,394.12 shares of our Common Stock owned by TacticGem, because pursuant to the TacticGem limited liability company agreement all votes of our Common Stock (other than votes for the election of directors) are passed through to Tactic Pharma and Gem in proportion to their percentage interests in TacticGem, and after an initial holding period, which ends after we have been subject to the reporting requirements of the Exchange Act and have filed all required reports for a period of at least 12 months, either member of TacticGem can cause up to its proportionate shares of our Common Stock to be distributed to it. Tactic Pharma holds 166,667 shares of stock in its own name. Mr. Brown, Dr. Mazar and Dr. Robinson are managers of Tactic Pharma; because of this, they control voting and dispositive power over 4,111,272.88 shares of our Common Stock owned by TacticGem, and over our Common Stock owned by Tactic Pharma. Gem is controlled by Pharma Investments, LLC, which is in turn controlled by Diane M. Hendricks.

(C)
Shares held by TacticGem are only included in the total beneficial ownership of our named executive officers and directors because the limited liability agreement of TacticGem provides that the Manager of TacticGem will vote our Common Stock held by TacticGem to elect Tactic Pharma’s nominees plus one person designated by Gem (until we achieve listing on a national stock exchange) to our Board, and acting together the directors are able to control Tactic Pharma and how it selects its nominees for our Board of Directors.

* Less than 1%

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. To our knowledge, based solely on the review of copies of the reports filed with the SEC and any written representations that no other reports were required, all reports required to be filed by our executive officers, directors and beneficial owners of more than 10% of our common stock were timely filed during the year ended December 31, 2017.

OTHER BUSINESS

We know of no other matters to be submitted to a vote of stockholders at our Annual Meeting. In order for any stockholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our corporate Secretary in the form prescribed by our Amended and Restated Bylaws, as described below.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Security holders may send communications to the Board of Directors care of our investor relations department at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the proxy statement for the 2019 annual meeting of stockholders pursuant to SEC Rule 14a-8 must be received by our corporate Secretary no later than the close of business on December 29, 2018. In order to be considered for inclusion in our proxy statement, these proposals must satisfy the requirements of SEC Rule 14a-8.

To be properly brought before the 2019 annual meeting of stockholders, stockholders who intend to present a stockholder proposal or director nomination at the meeting must deliver written notice of the proposal or nomination to our corporate Secretary between 90 and 120 days prior to the one-year anniversary date of the 2018 annual meeting (that is, between February 4, 2019 and March 6, 2019); provided, however, that if the 2019 annual meeting date is advanced by more than 30 days before or delayed by more than 60 days after the anniversary date of the 2018 annual meeting, then such notice must be received on or before 10 days after the day on which the date of the 2019 annual meeting is first disclosed in a public announcement. Proposals not meeting the requirements set forth above will not be entertained at the Annual Meeting. If a stockholder fails to meet these deadlines or fails to satisfy the requirements of SEC Rule 14a-4, the persons named in the proxy will be allowed to use their discretionary voting authority to vote on any such proposal or nomination as they determine appropriate if and when the matter is raised at the Annual Meeting.

All notices of proposals or nominations, as applicable, must be addressed to our corporate Secretary at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091.

DELIVERY OF INFORMATION STATEMENT

Our Annual Report to stockholders on Form 10-K for the year ended December 31, 2017, including audited financial statements, accompanies this Information Statement. Copies of our Annual Report on Form 10-K and the exhibits thereto are available from us without charge upon written request of a stockholder to our investor relations department at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091. Copies of these materials are also available online through the SEC at www.sec.gov. We may satisfy SEC rules regarding delivery of materials, including the Information Statement and Annual Report on Form 10-K or Notice, as applicable, by delivering a single Information Statement and Annual Report on Form 10-K or a single Notice, as applicable, to an address shared by two or more of our stockholders. This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one Information Statement and Annual Report on Form 10-K or one Notice, as applicable, to multiple stockholders who share an address, unless contrary instructions are received from one or more stockholders at that address prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the Information Statement and Annual Report on Form 10-K or Notice, as applicable, to a stockholder at a shared address to which a single copy of these materials was delivered. If you hold stock as a registered holder and prefer to receive separate copies of these materials either now or in the future, please contact our investor relations department at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091 or by telephone at (847) 388-0349.

Similarly, if you share an address with another stockholder and have received multiple copies of our Information Statement and Annual Report on Form 10-K or Notice, you may write or call us at the address and phone number above to request delivery of a single copy of these materials in the future. If your stock is held through a brokerage firm, bank or other financial institution and you prefer to receive separate copies of our proxy and/or Information Statement and Annual Report on Form 10-K or Notice, as applicable, either now or in the future, please contact your brokerage firm, bank or other financial institution.